                                                            Exhibit 4(d)
       =================================================================




                      CHIQUITA BRANDS INTERNATIONAL, INC.

                                      and

                        STAR BANK, NATIONAL ASSOCIATION,
                                    Trustee


                                 -------------




                                   INDENTURE

                         Dated as of ___________, 1994


                                 -------------


                          Subordinated Debt Securities





       =================================================================

                      CHIQUITA BRANDS INTERNATIONAL, INC.


                 Reconciliation and tie showing the location in the Indenture dated as of ___________, 1994 of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act of 1939.

Trust Indenture Act Section                                                  Indenture Section
- ---------------------------                                                  -----------------
Section 310 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   609
            (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    609
            (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable
            (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable
            (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    608
                  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  610(d)
            (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable
Section 311 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   613
            (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  613
            (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable
Section 312 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   701
            (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    702
            (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    702
Section 313 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   703
            (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    703
            (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    703
            (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    703
Section 314 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   704
            (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable
            (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    102
            (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    102
            (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    102
            (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    102
            (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable
            (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    102
            (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable
Section 315 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  601(a)
            (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    602
            (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   601(b)
            (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   601(c)
Section 316 (a)(1)(A)                                                                   502 and 512
            (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    513
            (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable
            (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    508
            (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable
Section 317 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   503
            (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    504
            (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1003
Section 318 (a) . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . .  107

- -------------------------------

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                    Page
                                                        ARTICLE ONE
                                                DEFINITIONS AND OTHER PROVISIONS
                                                      OF GENERAL APPLICATION  . . . . . . . . .     1
         SECTION 101.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
                 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
                 Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
                 Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
                 Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
                 Board Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
                 Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
                 Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
                 Capitalized Lease Obligation . . . . . . . . . . . . . . . . . . . . . . . . .     3
                 Certificate of a Firm of Independent Public Accountants  . . . . . . . . . . .     3
                 Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
                 Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
                 Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
                 Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
                 Company Request and Company Order  . . . . . . . . . . . . . . . . . . . . . .     4
                 Corporate Trust Office . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
                 corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
                 Debt Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
                 Debt Security Register and Debt Security Registrar . . . . . . . . . . . . . .     4
                 Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
                 Discounted Debt Security . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
                 Dollars  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 Non-payment Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
                 Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
                 Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
                 Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
                 Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                 Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                 Place of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                 Predecessor Debt Security  . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                 Redeemable Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
                 Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
                 Redemption  Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
                 Regular Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

                                                                                                         Page
                                                                                                         ----
                 Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
                 Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
                 series . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                 Special Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                 Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                 Subordinated Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                 Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                 Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                 Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                 U.S. Government Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                 United States  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 Yield to Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         SECTION 102.  Compliance Certificates and Opinions . . . . . . . . . . . . . . . . . . . . . .    10
         SECTION 103.  Form of Documents Delivered to Trustee . . . . . . . . . . . . . . . . . . . . .    11
         SECTION 104.  Acts of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         SECTION 105.  Notices, Etc., to Trustee and Company  . . . . . . . . . . . . . . . . . . . . .    12
         SECTION 106.  Notice to Holders; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         SECTION 107.  Conflict with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . .    13
         SECTION 108.  Effect of Headings and Table of Contents . . . . . . . . . . . . . . . . . . . .    14
         SECTION 109.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         SECTION 110.  Separability Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         SECTION 111.  Benefits of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         SECTION 112.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         SECTION 113.  Non-Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         SECTION 114.  Immunity of Incorporators, Stockholders,
                       Officers and Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

                                                     ARTICLE TWO

                                                         DEBT SECURITY FORM   . . . . . . . . . . . . .    15
         SECTION 201.  Form of Debt Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         SECTION 202.   Form of Trustee's Certificate of Authentication . . . . . . . . . . . . . . . .    16

                                                    ARTICLE THREE

                                                         THE DEBT SECURITIES  . . . . . . . . . . . . .    17
         SECTION 301.  Title; Payment and Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         SECTION 302.  Denominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         SECTION 303.  Execution, Authentication, Delivery and
                       Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         SECTION 304.  Temporary Debt Securities and Exchange of
                       Debt Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         SECTION 305.  Registration, Registration of Transfer
                       and Exchange   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         SECTION 306.  Mutilated, Destroyed, Lost and Stolen
                       Debt Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         SECTION 307.  Payment of Interest; Interest Rights
                       Preserved  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
         SECTION 308.  Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
         SECTION 309.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
         SECTION 310.  Computation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25

                                                   ARTICLE FOUR
                                                                                                           Page
                                                                                                           ----
                                                              SATISFACTION AND DISCHARGE  . . . . . . . .    25
         SECTION 401.  Satisfaction and Discharge of Debt
                       Securities of any Series   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
         SECTION 402.  Application of Trust Money . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         SECTION 403.  Satisfaction and Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . .    28
         SECTION 404.  Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

                                                   ARTICLE FIVE

                                                              REMEDIES  . . . . . . . . . . . . . . . . .    29
         SECTION 501.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
         SECTION 502.  Acceleration of Maturity;  Rescission and
                       Annulment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
         SECTION 503.  Collection of Indebtedness and Suits for
                       Enforcement by Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
         SECTION 504.  Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . .    34
         SECTION 505.  Trustee May Enforce Claims Without
                       Possession of Debt Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .    35
         SECTION 506.  Application of Money Collected . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         SECTION 507.  Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         SECTION 508.  Unconditional Right of Holders to Receive
                       Principal (and Premium, if any) and
                       Interest, if any . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
         SECTION 509.  Restoration of Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . .    37
         SECTION 510.  Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . .    37
         SECTION 511.  Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
         SECTION 512.  Control by Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
         SECTION 513.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
         SECTION 514.  Waiver of Stay or Extension Laws . . . . . . . . . . . . . . . . . . . . . . . . .    39

                                                   ARTICLE SIX

                                                             THE TRUSTEE  . . . . . . . . . . . . . . . .    39
         SECTION 601.  Certain Duties and Responsibilities  . . . . . . . . . . . . . . . . . . . . . . .    39
         SECTION 602.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
         SECTION 603.  Certain Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
         SECTION 604.  Not Responsible for Recitals or Issuance
                       of Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
         SECTION 605.  May Hold Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
         SECTION 606.  Money Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
         SECTION 607.  Compensation and Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . .    42
         SECTION 608.  Disqualification; Conflicting Interests  . . . . . . . . . . . . . . . . . . . . .    43
         SECTION 609.  Corporate Trustee Required, Different
                       Trustees for Different Series;
                       Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
         SECTION 610.  Resignation and Removal; Appointment of
                       Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
         SECTION 611.  Acceptance of Appointment by Successor . . . . . . . . . . . . . . . . . . . . . .    45
         SECTION 612.  Merger, Conversion, Consolidation or
                       Succession to Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47

                                                                                                          Page
         SECTION 613.  Preferential Collection of Claims Against
                      Company     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         SECTION 614.  Authenticating Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47

                                                           ARTICLE SEVEN

                                               HOLDERS' REPORTS BY TRUSTEE AND COMPANY  . . . . . . . .    49
         SECTION 701.  Preservation of Information; Company to
                       Furnish Trustee Names and Addresses of
                       Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
         SECTION 702.  Communications to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
         SECTION 703.  Reports by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
         SECTION 704.  Reports by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50

                                                           ARTICLE EIGHT

                                            CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER . . . . . . .    50
         SECTION 801.  Company May Consolidate, Etc., Only on
                       Certain Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
         SECTION 802.  Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . .    51

                                                           ARTICLE NINE

                                                       SUPPLEMENTAL INDENTURES  . . . . . . . . . . . .    51
         SECTION 901.  Supplemental Indentures Without Consent
                       of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
         SECTION 902.  Supplemental Indentures With Consent of
                       Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
         SECTION 903.  Execution of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . .    54
         SECTION 904.  Effect of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . .    54
         SECTION 905.  Conformity With Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . .    55
         SECTION 906.  Reference in Debt Securities to
                       Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55

                                                            ARTICLE TEN

                                                              COVENANTS . . . . . . . . . . . . . . . .    55
         SECTION 1001.  Payment of Principal (and Premium, if
                        any) and Interest, if any   . . . . . . . . . . . . . . . . . . . . . . . . . .    55
         SECTION 1002.  Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . .    55
         SECTION 1003.  Money for Debt Securities Payments to Be
                        Held in Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
         SECTION 1004.  Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . .    58
         SECTION 1005.  Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
         SECTION 1006.  Statements as to Compliance . . . . . . . . . . . . . . . . . . . . . . . . . .    58
         SECTION 1007.  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
         SECTION 1008.  Waiver of Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .    59

                                                     ARTICLE ELEVEN
                                                                                                              Page
                                                                                                              ----
                                                    REDEMPTION OF DEBT SECURITIES . . . . . . . . . . . . . . . 60
         SECTION 1101.  Applicability of This Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         SECTION 1102.  Election to Redeem; Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . 60
         SECTION 1103.  Selection by Trustee of Debt Securities
                        to Be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         SECTION 1104.  Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
         SECTION 1105.  Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
         SECTION 1106.  Debt Securities Payable on Redemption
                        Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
         SECTION 1107.  Debt Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . 62

                                                      ARTICLE TWELVE

                                                            SINKING FUNDS . . . . . . . . . . . . . . . . . . . 63
         SECTION 1201.  Applicability of This Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         SECTION 1202.  Satisfaction of Sinking Fund Payments
                        With Debt Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         SECTION 1203.  Redemption of Debt Securities for
                        Sinking Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64

                                                      ARTICLE THIRTEEN

                                                     SUBORDINATION OF SECURITIES  . . . . . . . . . . . . . . . 64
         SECTION 1301.  Securities Subordinate to Senior
                        Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
         SECTION 1302.  Payment Over of Proceeds Upon
                        Dissolution, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
         SECTION 1303.  Suspension of Payment when Senior
                        Indebtedness in Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         SECTION 1304.  Subrogation to Rights of Holders of
                        Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
         SECTION 1305.  Provisions Solely to Define Relative
                        Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
         SECTION 1306.  Trustee to Effectuate Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 1307.  No Waiver of Subordination Provisions . . . . . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 1308.  Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
         SECTION 1309.  Reliance on Judicial Order or
                        Certificate of Liquidation Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
         SECTION 1310.  Rights of Trustee as a Holder of Senior
                        Indebtedness; Preservation of Trustee's
                        Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
         SECTION 1311.  Article Applicable to Paving Agents . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         SECTION 1312.  No Suspension of Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         SECTION 1313.  Trustee's Relation to Senior
                        Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72

                 This is an INDENTURE dated as of ___________, 1994, between Chiquita Brands International, Inc., a corporation duly incorporated and existing under the laws of New Jersey and having its principal office at 250 East Fifth Street, Cincinnati, Ohio (hereinafter called the "Company"), and Star Bank, National Association, a national banking association, as Trustee (hereinafter called the "Trustee").


                            RECITALS OF THE COMPANY

                 The Company deems it necessary to issue from time to time for its lawful purposes securities (hereinafter called the "Debt Securities") evidencing its unsecured indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Debt Securities, unlimited as to principal amount, to have such titles, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be fixed as hereinafter provided.

                 All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company proposes to do all things necessary to make the Debt Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.


                 NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 For and in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities or any series thereof, as follows:


                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  Definitions.

                 For all purposes of this Indenture and all Debt Securities issued hereunder, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such generally accepted accounting principles as in effect and as implemented by the Company on the date of this Indenture; and

                 (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                 Certain terms, used principally in Article Three and Article Six, are defined in those Articles.

                 "Act", when used with respect to any Holder, has the meaning specified in Section 104.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Authenticating Agent" means any Person authorized to authenticate and deliver Debt Securities on behalf of the Trustee for the Debt Securities of any series pursuant to Section 614.

                 "Board of Directors" means the board of directors of the Company or any duly authorized committee of that board or any director or directors and/or officer or officers of the Company to whom that board or committee shall have duly delegated its authority.

                 "Board Resolution" means (1) a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors or officer or officers to whom the board of directors of the Company shall have duly delegated its authority, and delivered to the Trustee for the Debt Securities of any series.

                 "Business Day", when used with respect to any particular Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close, and shall otherwise mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions, at the place where any specified act pursuant to this Indenture is to occur, are authorized or obligated by law to close.

                 "Capital Stock" means any and all shares of the capital stock, par value $.33 per share, of the Company and of any class or series of preferred or preference stock of the Company, whether now outstanding or issued after the date of this Indenture.

                 "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles consistently applied, and, for the purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with such principles.

                 "Certificate of a Firm of Independent Public Accountants" means a certificate signed by any firm of independent public accountants of recognized standing selected by the Company. The term "independent" when used with respect to any specified firm of public accountants means such a firm which (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company, and (3) is not connected with the Company or any Affiliate of the Company as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions, but such firm may be the regular auditors employed by the Company. Whenever it is herein provided that any Certificate of a Firm of Independent Public Accountants shall be furnished to the Trustee for Debt Securities of any series, such Certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

                 "Common Stock" means the capital stock, par value $.33 per share, of the Company.

                 "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

                 "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by (1) the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, or (2) by any two Persons designated in a Company Order previously delivered to the Trustee for the Debt Securities of any series by any two of the foregoing officers and delivered to the Trustee for the Debt Securities of such series.

                 "Corporate Trust Office" means the office of the Trustee for Debt Securities of any series at which at any particular time its corporate trust business shall be principally administered, which office of Star Bank, National Association, at the date of the execution of this Indenture, is located at 425 Walnut Street, Cincinnati, Ohio 45202.

                 "corporation" includes corporations, associations, joint-stock companies and business trusts.

                 "Debt Securities" means securities evidencing unsecured indebtedness of the Company authenticated and delivered under this Indenture.

                 "Debt Security Register" and "Debt Security Registrar" have the respective meanings specified in Section 305.

                 "Defaulted Interest" has the meaning specified in Section 307.

                 "Discounted Debt Security" means any Debt Security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest thereon) less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

                 "Dollars" and the sign "$" mean the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                 "Event of Default" has the meaning specified in Section 501.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Holder", when used with respect to any Debt Security, means the Person in whose name a Debt Security is registered in the Debt Security Register.

                 "Indebtedness" means (a) any liability of any Person (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit (other than letters of credit obtained in the ordinary course of business), or (2) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than accounts payable or other indebtedness to trade creditors arising in the ordinary course of business), or (3) for the payment of money relating to a Capitalized Lease Obligation; (b) any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

                 "Indenture" means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of a particular series of Debt Securities established as contemplated by Section 301.

                 "interest", when used with respect to a Discounted Debt Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

                 "Interest Payment Date", when used with respect to any Debt Security, means the Stated Maturity of an installment of interest on such Debt Security.

                 "Lien" means any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind.

                 "Maturity", when used with respect to any Debt Security, means the date on which the principal of that Debt Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption or otherwise.

                 "Non-payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Senior Indebtedness.

                 "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President"), and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee for the Debt Securities of any series.

                 "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel to the Company or may be other counsel satisfactory to the Trustee for the Debt Securities of any series.

                 "Outstanding", when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except:

                    (1) Debt Securities theretofore canceled by the Trustee for such Debt Securities or delivered to such Trustee for cancellation;

                    (2) Debt Securities or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee for such Debt Securities or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities (including Debt Securities with respect to which the Company has effected satisfaction and discharge as provided in Article Four or covenant defeasance as provided in Section 1015, except to the extent provided in such Article or Section); provided, however, that, if such Debt Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory to such Trustee has been made; and

                    (3)  Debt Securities which have been paid pursuant to
                 Section 306 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such

                 Debt Securities in respect of which there shall have been presented proof satisfactory to the Trustee for such Debt Securities that any such Debt Securities are held by bona fide purchasers in whose hands the Debt Securities are valid obligations of the Company;

         provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Debt Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee for such Debt Securities shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which such Trustee knows to be so owned shall be so disregarded, provided, that Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of such Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any Affiliate of the Company and (b) the principal amount of a Discounted Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration pursuant to Section 502.

                 "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Debt Securities on behalf of the Company.

                 "Payment Default" means any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Place of Payment", when used with respect to the Debt Securities of any particular series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities of that series are payable, as contemplated by Section 301.

                 "Predecessor Debt Security" of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by that particular Debt Security, and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 306 in lieu of a mutilated, destroyed, lost or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debt Security.

                 "Redeemable Stock" means any class or series of preferred or preference stock of the Company that by its terms or otherwise is required to be redeemed prior to the final Stated Maturity of such stock, or is redeemable at the option of the Company or of the holder thereof at any time prior to the final Stated Maturity of such stock.

                 "Redemption Date", when used with respect to any Debt Security to be redeemed in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

                 "Redemption Price", when used with respect to any Debt Security to be redeemed, means an amount equal to the principal amount thereof (and premium, if any, thereon) together with accrued interest, if any, to the Redemption Date.

                 "Regular Record Date" for the interest payable on any Interest Payment Date on the Debt Securities of any series, means the date, if any, specified for that purpose as contemplated by Section 301.

                 "Responsible Officer", when used with respect to the Trustee for any series of Debt Securities, means the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president (whether or not designated by a number or a word or words added before or after the title "vice president"), the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of such Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Senior Indebtedness" means all Indebtedness of the Company and any accrued but unpaid interest on such Indebtedness, unless in each case by the terms of the instrument creating or evidencing such Indebtedness it is provided that such Indebtedness is not senior in right of payment to the Debt Securities or that such Indebtedness is pari passu with or subordinate in right of payment to the Debt Securities; provided that Senior Indebtedness shall not include (a) the Company's 9-1/8% Subordinated Debentures due February 1, 1998, 10-1/4% Subordinated Debentures due August 1, 2005, 10-1/2% Subordinated Debentures due August 1, 2004, 11-1/2% Subordinated Notes due 2001, 11-7/8% Subordinated

         Debentures due May 1, 2003 and 7% Convertible Subordinated Debentures due 2001, (b) any obligations of the Company to any of its Subsidiaries or (c) any obligations of the Company arising from Redeemable Stock.

                 A "series" of Debt Securities means all Debt Securities denoted as part of the same series authorized by or pursuant to a particular Board Resolution.

                 "Special Record Date" for the payment of any Defaulted Interest on the Debt Securities of any series means a date fixed by the Trustee for such series pursuant to Section 307.

                 "Stated Maturity", when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security representing such installment of interest as the fixed date on which the principal of such security or such installment of principal or interest is due and payable.

                 "Subordinated Debentures" means the Company's 9-1/8% Subordinated Debentures due February 1, 1998, 10-1/4% Subordinated Debentures due August 1, 2005, 10-1/2% Subordinated Debentures due August 1, 2004, 11-1/2% Subordinated Notes due 2001, 11-7/8% Subordinated Debentures due May 1, 2003 and 7% Convertible Subordinated Debentures due 2001 which are outstanding on the date of this Indenture.

                 "Subsidiary" means any corporation of which at least a majority of all outstanding stock having ordinary voting power in the election of directors of such corporation is at the time, directly or indirectly, owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

                 "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument and, subject to the provisions of Article Six hereof, shall also include its successors and assigns as Trustee hereunder. If there shall be at one time more than one Trustee hereunder, "Trustee" shall mean each such Trustee and shall apply to each such Trustee only with respect to those series of Debt Securities with respect to which it is serving as Trustee.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905 hereof and except that any rules and regulations subsequently prescribed by the Commission pursuant to
         Section 314(a) of that Act shall apply.

                 "U.S. Government Obligations" means securities which are (i) direct obligations of the government of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government of the United States, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government and are not callable or redeemable at the option of the issuer thereof.

                 "United States" means the United States of America (including the States and the District of Columbia), its territories, possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

                 "Yield to Maturity", when used with respect to any Discounted Debt Security, means the yield to maturity, if any, set forth on the face thereof.

SECTION 102.  Compliance Certificates and Opinions.

                 Upon any application or request by the Company to the Trustee for any series of Debt Securities to take any action under any provision of this Indenture, the Company shall furnish to such Trustee (i) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) if appropriate, a Certificate of a Firm of Independent Public Accountants; provided, that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

                 (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.  Form of Documents Delivered to Trustee.

                 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous.

                 Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.  Acts of Holders.

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee for the appropriate series of Debt Securities and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Debt Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee for the appropriate series of Debt Securities and the Company and any agent of such Trustee or the Company, if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority.

                 (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee for the appropriate series of Debt Securities deems sufficient.

                 (d) The principal amount and serial numbers of Debt Securities held by any Person, and the date of holding the same, shall be proved by the Debt Security Register.

                 (e) In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, the principal amount of a Discounted Debt Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of the principal thereof that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 502 at the time the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee for such Debt Securities.

                 (f) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debt Security shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee for such Debt Securities, the Debt Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security.

SECTION 105.  Notices, Etc., to Trustee and Company.

                 Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (1) the Trustee for a series of Debt Securities by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with such Trustee at its Corporate Trust Office, Attention: Corporate Trustee Administration Department, or

                 (2) the Company by such Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in paragraphs (3), (4) and (5) of Section 501) if in writing and mailed, first class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to such Trustee by the Company.

SECTION 106.  Notice to Holders; Waiver.

                 Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at his address as it appears in the Debt Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

                 In any case where notice to Holders of Debt Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed in the manner prescribed by this Indenture shall be deemed to have been given whether or not received by any particular Holder. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee for such Debt Securities shall constitute a sufficient notification for every purpose hereunder.

                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee for such Debt Securities, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107.  Conflict with Trust Indenture Act.

                 If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 108.  Effect of Headings and Table of Contents.

                 The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.  Successors and Assigns.

                 All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.  Separability Clause.

                 In any case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.  Benefits of Indenture.

                 Nothing in this Indenture or in the Debt Securities, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Debt Security Registrar and their successors hereunder and the Holders of Debt Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.  Governing Law.

                 This Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 113.  Non-Business Day.

                 In any case where any Interest Payment Date, Redemption Date or Stated Maturity of a Debt Security of any particular series shall not be a Business Day at any Place of Payment with respect to Debt Securities of that series, then (notwithstanding any other provision of this Indenture or of the Debt Securities) payment of principal of (and premium, if any) and interest, if any, with respect to such Debt Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 114.  Immunity of Incorporators, Stockholders,
                    Officers and Directors.

                 No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on any Debt Security of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Debt Securities of each series are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Debt Securities of any series, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Debt Securities of each series.


                                  ARTICLE TWO

                               DEBT SECURITY FORM

SECTION 201.  Form of Debt Securities.

                 The Debt Securities of each series shall be in such fully registered form as shall be established by or pursuant to a Board Resolution, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange or to conform to usage, as may, consistent herewith, be determined by the officers executing such Debt Securities, as evidenced by their execution of such Debt Securities.

                 Prior to the delivery of a Debt Security of any series in any such form to the Trustee for the Debt Securities of such series for authentication, the Company shall deliver to such Trustee the following:

                 (1) The Board Resolution by or pursuant to which such form of Debt Security has been approved;

                 (2) An Officers' Certificate dated the date such Certificate is delivered to such Trustee stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Debt Securities in such form have been complied with; and

                 (3) An Opinion of Counsel stating that Debt Securities in such form, when (a) completed by appropriate insertions and executed and delivered by the Company to such Trustee for authentication in accordance with this Indenture, (b) authenticated and delivered by such Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors and (c) sold in the manner specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Company, subject to applicable bankruptcy, reorganization, insolvency and other similar laws generally affecting creditors' rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Debt Securities.

                 The definitive Debt Securities shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities, as evidenced by their execution thereof.

SECTION 202.   Form of Trustee's Certificate of Authentication.

                 The Certificate of Authentication on all Debt Securities shall be in substantially the following form:

                    "This is one of the Debt Securities, of the series designated herein, described in the within-mentioned Indenture.


                                --------------,
                                as Trustee

                                By
                                    ------------------------------
                                    Authorized Officer"

                                 ARTICLE THREE

                              THE DEBT SECURITIES

SECTION 301.  Title; Payment and Terms.

                 The aggregate principal amount of Debt Securities which may be authenticated and delivered and Outstanding under this Indenture is unlimited. The Debt Securities may be issued up to the aggregate principal amount of Debt Securities from time to time authorized by or pursuant to a Board Resolution.

                 The Debt Securities may be issued in one or more series, each of which shall be issued pursuant to a Board Resolution. With respect to any particular series of Debt Securities, the Board Resolution relating thereto shall specify:

                 (1) the title of the Debt Securities of that series (which shall distinguish the Debt Securities of that series from all other series of Debt Securities);

                 (2) any limit upon the aggregate principal amount of the Debt Securities of that series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of that series pursuant to Section 304, 305, 306, 906 or 1107 or otherwise pursuant to any covenant permitting the purchase of a portion of the Debt Securities of that series);

                 (3) the date or dates (or manner of determining the same) on which the principal of the Debt Securities of that series is payable (which, if so provided in such Board Resolution, may be determined by the Company from time to time and set forth in the Debt Securities of the series issued from time to time);

                 (4) the rate or rates (or the manner of calculation thereof) at which the Debt Securities of that series shall bear interest (if any), the date or dates from which such interest shall accrue (which, in either case or both, if so provided in such Board Resolution, may be determined by the Company from time to time and set forth in the Debt Securities of the series issued from time to time), the Interest Payment Dates on which such interest shall be payable (or manner of determining the same) and the Regular Record Date for the interest payable on any Debt Securities on any Interest Payment Date;

                 (5)  the place or places where, subject to the provisions of
         Section 1002, the principal of (and premium, if any) and interest, if any, on Debt Securities of that series shall be payable, any Debt Securities of that series may be surrendered for registration of transfer, any Debt Securities of that series may be surrendered for exchange, and notices and demands to or upon the Company in respect of the Debt Securities of that series and this Indenture may be served;

                 (6) the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities of that series may be redeemed, in whole or in part, at the option of the Company;

                 (7) the obligation, if any, of the Company to redeem or purchase Debt Securities of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which, Debt Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                 (8) the denominations in which any Debt Securities of that series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

                 (9) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of that series which shall be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502;

                 (10) any addition to, or modification or deletion of, any Events of Default or covenants of the Company with respect to the Debt Securities of that series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

                 (11) if a Person other than Star Bank, National Association is to act as Trustee for the Debt Securities of that series, the name and location of the Corporate Trust Office of such Trustee;

                 (12) if other than as set forth in Section 401, provisions for the satisfaction and discharge of this Indenture with respect to the Debt Securities of that series;

                 (13) any provision relating to the defeasance of the obligations of the Company in connection with the Debt Securities of that series;

                 (14) any provisions regarding exchangeability or conversion of the Debt Securities of that series; and

                 (15) any other terms of that series (which terms shall not be inconsistent with the provisions of this Indenture).

                 All Debt Securities of any particular series shall be substantially identical except as to denomination, rate of interest, Stated Maturity and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such Board Resolution relating thereto. The terms of such Debt Securities, as set forth above, may be determined by the Company from time to time if so provided in or established pursuant to the authority granted in a Board Resolution. All Debt Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Debt Securities of such series.

SECTION 302.  Denominations.

                 Unless otherwise provided with respect to any series of Debt Securities as contemplated by Section 301, all Debt Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303.  Execution, Authentication, Delivery and Dating.

                 The Debt Securities shall be executed on behalf of the Company by its Chairman of the Board, a Vice Chairman of the Board, or its President or one of its Vice Presidents. The Debt Securities shall be so executed under the corporate seal of the Company reproduced thereon and attested to by its Secretary or any one of its Assistant Secretaries. The signature of any of these officers on the Debt Securities may be manual or facsimile.

                 Debt Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities or did not hold such offices at the date of such Debt Securities.

                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series executed by the Company to the Trustee for the Debt Securities of such series for authentication, together with a Company Order for the authentication and delivery of such Debt Securities, and such Trustee, in accordance with the Company Order, shall authenticate and deliver such Debt Securities. If all the Debt Securities of any one series are not to be issued at one time and if a Board Resolution relating to such Debt Securities shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Debt Securities, including, without limitation, procedures with respect to interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue.

                 Notwithstanding any contrary provision herein, if all Debt Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution, Officers' Certificate and Opinion of Counsel otherwise required pursuant to Sections 102 and 201 at or prior to the time of authentication of each Debt Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Debt Security of such series to be issued.

                 Each Debt Security shall be dated the date of its authentication.

                 No Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein manually executed by the Trustee for such Debt Security or on its behalf pursuant to Section 614, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder.

SECTION 304.  Temporary Debt Securities and Exchange of
                    Debt Securities.

                 Pending the preparation of definitive Debt Securities of any particular series, the Company may execute, and upon Company Order the Trustee for the Debt Securities of such series shall authenticate and deliver, in the manner specified in Section 303, temporary Debt Securities which are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, with like terms and conditions as the definitive Debt Securities of like series in lieu of which they are issued, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities may determine, as evidenced by their execution of such Debt Securities.

                 If temporary Debt Securities of any particular series are issued, the Company will cause definitive Debt Securities of that series to be prepared without unreasonable delay. After the preparation of such definitive Debt Securities, the temporary Debt Securities of such series shall be exchangeable for such definitive Debt Securities and of a like Stated Maturity and with like terms and provisions upon surrender of the temporary Debt Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debt Securities of any particular series, the Company shall execute and (in accordance with a Company Order delivered at or prior to the authentication of the first definitive Debt Security of such series) the Trustee for the Debt Securities of such series shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of authorized denominations of the same series and of a like Stated Maturity and with like terms and provisions. Until exchanged as hereinabove provided, the temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of the same series and with like terms and conditions authenticated and delivered hereunder.

SECTION 305.  Registration, Registration of Transfer and
                    Exchange.

                 The Company shall keep or cause to be kept for the Debt Securities of each series a register (the register maintained in such office being herein sometimes referred to as the "Debt Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, registration of transfer and exchange of Debt Securities. The Securities Transfer Company is hereby initially appointed "Debt Security Registrar" for such purposes.

                 Upon surrender for registration of transfer of any Debt Security of any particular series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee for the Debt Securities of each series shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debt Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions.

                 Except as set forth below, at the option of the Holder, Debt Securities of any particular series may be exchanged for other Debt Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions, upon surrender of the Debt Securities to be exchanged at such office or agency. Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee for such Debt Securities shall authenticate and deliver, the Debt Securities which the Holder making the exchange is entitled to receive.

                 All Debt Securities issued upon any registration of transfer or exchange of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such registration of transfer or exchange.

                 Every Debt Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee for such Debt Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar for such series duly executed, by the Holder thereof or his attorney duly authorized in writing.

                 No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debt Securities, other than exchanges pursuant to Section 304, 906, 1013 or 1107 not involving any transfer.

                 The Company shall not be required (i) to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debt Securities of that series selected for redemption under
Section 1104 and ending at the close of business on the day of the mailing of the relevant notice of redemption , or (ii) to register the transfer of or exchange any Debt Security so selected for redemption as a whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

SECTION 306.  Mutilated, Destroyed, Lost and Stolen
                    Debt Securities.

                 If (i) any mutilated Debt Security is surrendered to the Trustee for such Debt Security, or the Company and the Trustee for a Debt Security receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security, and (ii) there is delivered to the Company and such Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or such Trustee that such Debt Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request such Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debt Security or in exchange for such mutilated Debt Security, a new Debt Security of the same series and in a like principal amount and of a like Stated Maturity and with like terms and conditions and bearing a number not contemporaneously outstanding.

                 In case any such mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, pay such Debt Security (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish to the Company and the Trustee for such Debt Security such security or indemnity as may be required by them to save each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Company and such Trustee and any agent of either of them of the destruction, loss or theft of such Debt Security and the ownership thereof.

                 Upon the issuance of any new Debt Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee for such Debt Security) connected therewith.

                 Every new Debt Security of any series issued pursuant to this
Section in lieu of any destroyed, lost or stolen Debt Security or in exchange for any mutilated Debt Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of the same series, duly issued hereunder.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities.

SECTION 307.  Payment of Interest; Interest Rights
                    Preserved.

                 Interest on any Debt Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Debt Security, be paid to the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest payment.

                 Unless otherwise provided with respect to the Debt Securities of any series, payment of interest may be made at the option of the Company by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Debt Security Register or by transfer to an account maintained by the payee with a bank located inside the United States.

                 Any interest on any Debt Security of any particular series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or
(2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debt Securities of that series (or their respective Predecessor Debt Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee for the Debt Securities of such series in writing of the amount of Defaulted Interest proposed to be paid on each Debt Security of that series and the date of the proposed payment, and at the same time the Company shall deposit with such Trustee an amount of money (except as otherwise specified pursuant to Section 301 for the Debt Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to such Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon such Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by such Trustee of the notice of the proposed payment. Such Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Debt Securities of that series at such Holder's address as it appears in the Debt Security Register not less than 10 days prior to such Special Record Date. Such Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper published in the English language customarily on each Business Day and of general circulation in New York, New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Debt Securities of that series (or their respective Predecessor Debt Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                 (2) The Company may make payment of any Defaulted Interest on Debt Securities of any particular series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee for the Debt Securities of such series of the proposed manner of payment pursuant to this clause, such manner of payment shall be deemed practicable by such Trustee.

                 Subject to the foregoing provisions of this Section and
Section 305, each Debt Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

SECTION 308.  Persons Deemed Owners.

                 Prior to due presentment of a Debt Security for registration of transfer, the Company, the Trustee for such Debt Security and any agent of the Company or such Trustee may treat the Person in whose name any such Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section
307) interest, if any, on such Debt Security and for all other purposes whatsoever, whether or not such Debt Security be overdue, and neither the Company, such Trustee nor any agent of the Company or such Trustee shall be affected by notice to the contrary.

SECTION 309.  Cancellation.

                 All Debt Securities surrendered for payment, redemption, registration of transfer or exchange, or delivered in satisfaction of any sinking fund payment, shall, if surrendered to any Person other than the Trustee for such Debt Securities, be delivered to such Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for Debt Securities of a series for cancellation any Debt Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debt Securities so delivered shall be promptly canceled by such Trustee. Notwithstanding any other provision of this Indenture to the contrary, in the case of a series, all the Debt Securities of which are not to be originally issued at one time, a Debt Security of such series shall not be deemed to have been Outstanding at any time hereunder if and to the extent that, subsequent to the authentication and delivery thereof, such Debt Security is delivered to the Trustee for such Debt Security for cancellation by the Company or any agent thereof upon the failure of the original purchaser thereof to make payment therefor against delivery thereof, and any Debt Security so delivered to such Trustee shall be promptly canceled by it. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debt Securities held by the Trustee for such Debt Securities shall be disposed of by such Trustee in accordance with its standard procedures and a certificate of disposition evidencing such disposition of Debt Securities shall be provided to the Company by such Trustee.

SECTION 310.  Computation of Interest.

                 Except as otherwise specified as contemplated by Section 301 for Debt Securities of any particular series, interest on the Debt Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Debt Securities of
                    any Series.

                 (a) The Company shall be deemed to have satisfied and discharged the entire indebtedness on all the Debt Securities of any particular series and, so long as no Event of Default shall be continuing, the Trustee for the Debt Securities of such series, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when:

                 (1)  either

                    (A) all Debt Securities of such series theretofore authenticated and delivered (other than (i) any Debt Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                 Section 306 and (ii) Debt Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the last paragraph of Section 1003) have been delivered to such Trustee for cancellation; or

                    (B) with respect to all Outstanding Debt Securities of such series described in (A) above not theretofore so delivered to the Trustee for the Debt Securities of such series for cancellation:

                           (i) the Company has deposited or caused to be deposited with such Trustee as trust funds in trust an amount (except as otherwise specified pursuant to Section 301 for the Debt Securities of such series), sufficient to pay and discharge the entire indebtedness on all such Outstanding Debt Securities of such series for principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be; or

                            (ii) the Company has deposited or caused to be deposited with such Trustee as obligations in trust such amount of U.S. Government Obligations as will as evidenced by a Certificate of a Firm of Independent Public Accountants delivered to such Trustee, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Debt Securities of such series for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be; or

                         (iii) the Company has deposited or caused to be deposited with such Trustee in trust an amount equal to the amount referred to in clause (i) or (ii) in any combination;

                 (2) the Company has paid or caused to be paid all other sums payable with respect to the Debt Securities of such series;

                 (3) the Company has delivered to such Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Debt Securities of such series have been complied with; and

                 (4) if the Debt Securities of such series are not to become due and payable at their Stated Maturity within one year of the date of such deposit or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to such Trustee as of the date of such deposit, then the Company shall have given, not later than the date of such deposit, notice of such deposit to the Holders of such Debt Securities.

                 (b) Upon the satisfaction of the conditions set forth in this Section 401 with respect to all the Debt Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company, and the Holders of the Debt Securities of such series shall look for payment only to the funds or obligations deposited with the Trustee pursuant to Section 401(a)(1)(B); provided, however, that in no event shall the Company be discharged from (i) any payment obligations in respect of Debt Securities of such series which are deemed not to be Outstanding under clause (3) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law, (ii) from any obligations under Sections 402(b), 607 and 610 and (iii) from any obligations under Sections 305 and 306 (except that Debt Securities of such series issued upon registration of transfer or exchange or in lieu of mutilated, destroyed, lost or stolen Debt Securities shall not be obligations of the Company) and Sections 701 and 1002; and provided, further, that in the event a petition for relief under the Bankruptcy Act of 1978 or Title 11 of the United States Code or a successor statute is filed and not discharged with respect to the Company within 91 days after the deposit, the entire indebtedness on all Debt Securities of such series shall not be discharged, and in such event the Trustee shall return such deposited funds or obligations as it is then holding to the Company upon Company Request.

SECTION 402.  Application of Trust Money.

                 (a) All money and obligations deposited with the Trustee for any series of Debt Securities pursuant to Section 401 shall be held irrevocably in trust and shall be made under the terms of an escrow trust agreement in form satisfactory to such Trustee. Such money and obligations shall be applied by such Trustee, in accordance with the provisions of the Debt Securities, this Indenture and such escrow trust agreement, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as such Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any) and interest, if any, on the Debt Securities for the payment of which such money and obligations have been deposited with such Trustee. If Debt Securities of any series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the Company shall make such arrangements as are satisfactory to the Trustee for such series of Debt Securities for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company.

                 (b) The Company shall pay and shall indemnify the Trustee for any series of Debt Securities against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 401 or the interest and principal received in respect of such U.S. Government Obligations other than any such tax, fee or other charge which by law is payable by or on behalf of Holders. The obligation of the Company under this
Section 402(b) shall be deemed to be an obligation of the Company under Section 607(2).

                 (c) Anything in this Article Four to the contrary notwithstanding, the Trustee for any series of Debt Securities shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 401 which, as expressed in a Certificate of a Firm of Independent Public Accountants delivered to such Trustee, are in excess of the amount thereof which would then have been required to be deposited for the purpose for which such money or U.S. Government Obligations were deposited or received provided such delivery can be made without liquidating any U.S. Government Obligations.

SECTION 403.  Satisfaction and Discharge of Indenture.

                 Upon compliance by the Company with the provisions of Section 401 as to the satisfaction and discharge of each series of Debt Securities issued hereunder, and if the Company has paid or caused to be paid all other sums payable under this Indenture, this Indenture shall cease to be of any further effect (except as otherwise provided herein). Upon Company Request and receipt of an Opinion of Counsel and an Officers' Certificate complying with the provisions of Section 102, the Trustees for all series of Debt Securities (at the expense of the Company) shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.

                 Notwithstanding the satisfaction and discharge of this Indenture, any obligations of the Company under Sections 304, 305, 306, 402(b), 607, 610, 701 and 1002 and the obligations of the

Trustee for any series of Debt Securities under Section 402 shall survive.

SECTION 404.  Reinstatement.

                 If the Trustee for any series of Debt Securities is unable to apply any of the amounts (for purposes of this Section 404, "Amounts") or U.S. Government Obligations, as the case may be, described in Section 401(a)(1)(B)(i) or (ii), respectively, in accordance with the provisions of
Section 401 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debt Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee for such series is permitted to apply all such Amounts or U.S. Government Obligations, as the case may be, in accordance with the provisions of Section 401; provided, however, that if, due to the reinstatement of its rights or obligations hereunder, the Company has made any payment of principal of (or premium, if any) or interest, if any, on such Debt Securities, the Company shall be subrogated to the rights of the Holders of such Debt Securities to receive payment from such Amounts or U.S. Government Obligations, as the case may be, held by the Trustee for such series.


                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.  Events of Default.

                 "Event of Default" wherever used herein with respect to any particular series of Debt Securities, unless otherwise specified in the Debt Security or the Board Resolution with respect to that series of Debt Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of any installment of interest upon any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

                 (2) default in the payment of the principal of (or premium, if any, on) any Debt Security of that series at its Maturity; or

                 (3) default in the performance of, or breach of, any covenant or warranty of the Company in respect of any Debt

         Security of that series contained in this Indenture or in such Debt Securities (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which expressly has been included in this Indenture solely for the benefit of Debt Securities of a series other than that series) or in the applicable Board Resolution under which such series is issued as contemplated by Section 301 and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee for the Debt Securities of such series or to the Company and such Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (4) if an event of default with respect to any other series of Debt Securities or as defined in any mortgage, indenture, security agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company for money borrowed in excess of $10 million principal amount, whether such Indebtedness now exists or shall hereafter be created, shall happen and, if such Indebtedness is not already matured in accordance with its terms, shall result in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled or such Indebtedness shall not have been discharged, in either case, within a period of ten days after there has been given, by registered or certified mail in the manner set forth in Section 105, to the Company by the Trustee for the Debt Securities of that particular series referred to in the first clause of this Section 501 or to the Company and such Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that particular series referred to in the first clause of this
         Section 501 a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to cause such Indebtedness to be discharged and stating that such notice is a "Notice of Default" hereunder; provided, that if prior to the entry of judgment in favor of the Trustee, such default under such indenture or instrument shall be remedied or cured by the Company or waived by the holders of such Indebtedness, then the Event of Default hereunder shall be deemed likewise to have been remedied, cured or waived; and provided, further, that, if such default results from an action of the United States government or a foreign government which prevents the Company from performing its obligations under such agreement, indenture or instrument, the occurrence of such default will not be an Event of Default hereunder; and provided, further, however, that, subject to the provisions of Sections 601 and 602, such Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of such Trustee assigned to its Corporate Trustee Administration Department shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from the Holders of 10% or more in principal amount of the Outstanding Debt Securities of such other series, from the holder of any such Indebtedness or from the trustee under any such mortgage, indenture, security agreement or other instrument; or

                 (5) the entry against the Company of one or more judgments, decrees or orders by a court having jurisdiction in the premises from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $10 million and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution and there has been given, by registered or certified mail in the manner set forth in Section 105, to the Company by the Trustee for the Debt Securities of such series or to the Company and such Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series a written notice specifying such entry and continuance of such judgment, decree or order and stating that such notice is a "Notice of Default" hereunder; provided, however, that subject to the provisions of Sections 601 and 602, such Trustee shall not be deemed to have knowledge of such entry and continuance of such judgment, decree or order unless either (A) a Responsible Officer of such Trustee assigned to its Corporate Trustee Administration Department shall have actual knowledge thereof or (B) the Trustee shall have received written notice thereof from the Company or from the Holders of 10% or more in principal amount of the Outstanding Debt Securities of such series; or

                 (6) the Company shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the Company shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the Company) of it or for all or a substantial part of its property; or the Company shall make a general assignment for the benefit of creditors; or the Company shall take any corporate action in furtherance of any of the foregoing; or

                 (7) any case or proceeding against the Company shall be commenced seeking to have an order for relief entered against it or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the Company) of the Company or for all or a substantial part of its property shall be appointed in any such case or proceeding; and such case or proceeding (A) results in the entry of an order for relief or a similar order against it or (B) shall continue unstayed and in effect for a period of 60 consecutive days.

SECTION 502.  Acceleration of Maturity;  Rescission and
                    Annulment.

                 If an Event of Default with respect to any particular series of Debt Securities occurs and is continuing, then and in every such case either the Trustee for the Debt Securities of such series or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the entire principal amount (or, in the case of Discounted Debt Securities, such lesser amount as may be provided for in the terms of that series) of all the Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to such Trustee if given by Holders), and upon any such declaration of acceleration such principal or such lesser amount, as the case may be, together with accrued interest and all other amounts owing hereunder, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                 At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee for the Debt Securities of any series as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series, by written notice to the Company and such Trustee, may rescind and annul such declaration and its consequences if:

                 (1) the Company has paid or deposited with such Trustee a sum sufficient to pay (except as otherwise specified pursuant to Section 301 for the Debt Securities of such series)

                    (A) all overdue interest on all Debt Securities of that series;

                    (B) the principal of (and premium, if any, on) any Debt Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at a rate per annum equal to the rate borne by the Debt Securities of such series (or, in the case of Discounted Debt Securities, the Debt Securities' Yield to Maturity), to the extent that the payment of such interest shall be legally enforceable;

                    (C) to the extent that payment of such interest is lawful, interest upon overdue interest at a rate per annum equal to the rate borne by the Debt Securities of such series (or, in the case of Discounted Debt Securities, the Debt Securities' Yield to Maturity); and

                    (D) all sums paid or advanced by such Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607;

                 and

                 (2) all Events of Default with respect to the Debt Securities of such series, other than the nonpayment of the principal of Debt Securities of that series which has become due solely by such acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.  Collection of Indebtedness and Suits for
                    Enforcement by Trustee.

                 The Company covenants that if:

                 (1) default is made in the payment of any interest upon any Debt Security of any series when such interest becomes due and payable and such default continues for a period of 30 days; or

                 (2) default is made in the payment of the principal of (or premium, if any, on) any Debt Security of any series at its Maturity;

the Company will, upon demand of the Trustee for the Debt Securities of such series, pay to it, for the benefit of the Holders of such Debt Securities, the whole amount then due and payable on such Debt Securities for principal (and premium, if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at a rate per annum equal to the rate borne by such Debt Securities (or, in the case of Discounted Debt Securities, the Debt Securities' Yield to Maturity); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607.

                 If the Company fails to pay such amounts forthwith upon such demand, such Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

                 If an Event of Default with respect to Debt Securities of any particular series occurs and is continuing, the Trustee for the Debt Securities of such series may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities of that series by such appropriate judicial proceedings as such Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.  Trustee May File Proofs of Claim.

                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or the property of the Company or its creditors, the Trustee for the Debt Securities of any series (irrespective of whether the principal (or lesser amount in the case of Discounted Debt Securities) of any Debt Security of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether such Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise

               (i) to file and prove a claim for the whole amount of principal (or lesser amount in the case of Discounted Debt Securities) (and premium, if any) and interest, if any, owing and unpaid in respect of the Debt Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607) and of the Holders of the Debt Securities of such series allowed in such judicial proceeding;

              (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

             (iii) unless prohibited by law or applicable regulations, to vote on behalf of the Holders of the Debt Securities of such series in any election of a trustee in bankruptcy or other person performing similar functions;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Debt Securities to make such payments to such Trustee, and in the event that such Trustee shall consent to the making of such payments directly to the Holders of Debt Securities, to pay to such Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, and any other amounts due such Trustee under Section 607.

                 Nothing herein contained shall be deemed to authorize the Trustee for the Debt Securities of any series to authorize or consent to or accept or adopt on behalf of any Holder of a Debt Security any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities of such series or the rights of any Holder thereof, or to authorize the Trustee for the Debt Securities of any series to vote in respect of the claim of any Holder in any such proceeding, except as aforesaid, for the election of a trustee in bankruptcy or other person performing similar functions.

SECTION 505.  Trustee May Enforce Claims Without
                    Possession of Debt Securities.

                 All rights of action and claims under this Indenture or the Debt Securities of any series may be prosecuted and enforced by the Trustee for the Debt Securities of any series without the possession of any of the Debt Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by such Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607, be for the ratable benefit of the Holders of the Debt Securities of such series in respect of which such judgment has been recovered.

SECTION 506.  Application of Money Collected.

                 Any money collected by the Trustee for the Debt Securities of any series pursuant to this Article with respect to the Debt Securities of such series shall be applied in the following order, at the date or dates fixed by such Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Debt Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 First:  To the payment of all amounts due such Trustee under
Section 607;

                 Second: To the payment of the amounts then due and unpaid upon the Debt Securities of such series for principal of (and premium, if any) and interest, if any, on such Debt Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal (and premium, if any) and interest, if any, respectively; and

                 Third: The balance, if any, to the Person or Persons entitled thereto.

SECTION 507.  Limitation on Suits.

                 No Holder of any Debt Security of any particular series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                 (1) an Event of Default with respect to that series shall have occurred and be continuing and such Holder shall have previously given written notice to the Trustee for the Debt Securities of such series of such default and the continuance thereof;

                 (2) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request to the Trustee for the Debt Securities of such series to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to such Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (5) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debt Securities of that series;

it being understood and intended that no Holder or Holders of Debt Securities of that series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Debt Securities of that series, or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debt Securities of that series.

SECTION 508.  Unconditional Right of Holders to Receive Principal
                    (and Premium, if any) and Interest, if any.

                 Notwithstanding any other provision in this Indenture, the Holder of any Debt Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest, if any, on such Debt Security on the respective Stated Maturities expressed in such Debt Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 509.  Restoration of Rights and Remedies.

                 If the Trustee for the Debt Securities of any series or any Holder of a Debt Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case the Company, such Trustee and the Holders of Debt Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 510.  Rights and Remedies Cumulative.

                 Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee for the Debt Securities of any series or to the Holders of Debt Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.   Delay or Omission Not Waiver.

                 No delay or omission of the Trustee for the Debt Securities of any series or of any Holder of any Debt Security of such series to exercise any right or remedy accruing upon any Event of Default with respect to the Debt Securities of such series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to such Trustee for the Debt Securities of any series or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Trustee or by the Holders, as the case may be.

SECTION 512.  Control by Holders.

                 The Holders of a majority in principal amount of the Outstanding Debt Securities of any particular series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for the Debt Securities of such series with respect to the Debt Securities of that series or exercising any trust or power conferred on such Trustee with respect to such Debt Securities, provided that:

                 (1) such direction shall not be in conflict with any rule of law or with this Indenture; and

                 (2) such Trustee may take any other action deemed proper by such Trustee which is not inconsistent with such direction.

SECTION 513.  Waiver of Past Defaults.

                 The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any particular series may on behalf of the Holders of all the Debt Securities of that series waive any past default hereunder with respect to that series and its consequences, except:

                 (1) a default in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of that series; or

                 (2) a default with respect to a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected.

                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.  Waiver of Stay or Extension Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee for any series of Debt Securities, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 601.  Certain Duties and Responsibilities.

                 (a) Except during the continuance of an Event of Default with respect to the Debt Securities of any series for which the Trustee is serving as such,

                 (1) such Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against such Trustee; and

                 (2) in the absence of bad faith on its part, such Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to such Trustee, such Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                 (b) In case an Event of Default with respect to a series of Debt Securities has occurred and is continuing, the Trustee for the Debt Securities of such series shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                 (c) No provision of this Indenture shall be construed to relieve the Trustee for Debt Securities of any series from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee for any series of Debt Securities to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee for any series of Debt Securities shall be subject to the provisions of this Section.

SECTION 602.  Notice of Defaults.

                 Within 90 days after the occurrence of any default hereunder with respect to Debt Securities of any particular series, the Trustee for the Debt Securities of such series shall give to Holders of Debt Securities of that series, in the manner set forth in Section 106, notice of such default known to such Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of that series, or in the deposit of any sinking fund payment with respect to Debt Securities of that series, such Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of such Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Debt Securities of that series; and provided, further, that in the case of any default of the character specified in Section 501(3) with respect to Debt Securities of that series no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of that series.

SECTION 603.  Certain Rights of Trustee.

                 Except as otherwise provided in Section 601:

                 (a) the Trustee for any series of Debt Securities may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or

         Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture such Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) such Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) such Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debt Securities of any series pursuant to this Indenture for which it is acting as Trustee, unless such Holders shall have offered to such Trustee security or indemnity reasonably satisfactory to such Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) such Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but such Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters at it may see fit, and, if such Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                 (g) such Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and such Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604.  Not Responsible for Recitals or Issuance of
                    Debt Securities.

                 The recitals contained herein and in the Debt Securities, except the Trustee's certificates of authentication thereof, shall be taken as the statements of the Company, and neither the Trustee for any series of Debt Securities, nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee for any series of Debt Securities makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series. Neither the Trustee for any series of Debt Securities nor any Authenticating Agent shall be accountable for the use or application by the Company of Debt Securities or the proceeds thereof.

SECTION 605.  May Hold Debt Securities.

                 The Trustee for any series of Debt Securities, any Authenticating Agent, Paying Agent, Debt Security Registrar or any other agent of the Company or such Trustee, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Debt Security Registrar or other agent.

SECTION 606.  Money Held in Trust.

                 Money held by the Trustee for any series of Debt Securities in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee for any series of Debt Securities shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.  Compensation and Reimbursement.

                 The Company agrees:

                 (1) to pay to the Trustee for any series of Debt Securities from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustee for any series of Debt Securities upon its request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify such Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                 As security for the performance of the obligations of the Company under this Section the Trustee for any series of Debt

Securities shall have a lien prior to the Debt Securities upon all property and funds held or collected by such Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on any particular series Debt Securities. Such lien shall survive satisfaction and discharge of this Indenture.

SECTION 608.  Disqualification; Conflicting Interests.

                 The Trustee for any series of Debt Securities shall be subject to and comply with the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Trustee for any series of Debt Securities from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. In determining whether the Trustee for any series of Debt Securities has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act, the Debt Securities of any other series of Debt Securities shall be excluded.

SECTION 609.  Corporate Trustee Required, Different Trustees for
                    Different Series; Eligibility.

                 There shall at all times be a Trustee hereunder for the Debt Securities of each series which satisfies the requirements of Trust Indenture Act Sections 310(a)(1), 310(a)(2) and 310(a)(5), has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by Federal, State or District of Columbia authority. A different Trustee may be appointed by the Company for each series of Debt Securities prior to the issuance of such Debt Securities. If the initial Trustee for any series of Debt Securities is to be other than Star Bank, National Association, the Company and such Trustee shall, prior to the issuance of such Debt Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Trustee as Trustee for the Debt Securities of such series and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. If at any time the Trustee for the Debt Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.  Resignation and Removal; Appointment of Successor.

                 (a) No resignation or removal of the Trustee for the Debt Securities of any series and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

                 (b) The Trustee for the Debt Securities of any series may resign at any time with respect to the Debt Securities of such series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee for the Debt Securities of such series within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

                 (c) The Trustee for the Debt Securities of any series may be removed at any time with respect to the Debt Securities of such series by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, delivered to such Trustee and to the Company.

                 (d)  If at any time:

                    (1) the Trustee for the Debt Securities of any series shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months unless the Trustee's duty to resign is stayed in accordance with Section 310(b) of the Trust Indenture Act, or

                    (2) such Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                    (3) such Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove such Trustee or (ii) any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

                 (e) If the Trustee for the Debt Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for the Debt Securities of any series for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Debt Securities of such series and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debt Securities of such series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee for the Debt Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee for the Debt Securities of such series shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner required by Section 611, and if such Trustee is still incapable of acting, any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

                 (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debt Securities of any series and each appointment of a successor Trustee with respect to the Debt Securities of any series in the manner and to the extent provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of that series and the address of its Corporate Trust Office.

SECTION 611.  Acceptance of Appointment by Successor.

                 (a) Every such successor Trustee appointed hereunder with respect to the Debt Securities of any series shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the lien provided for in Section 607.

                 (b) In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debt Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and each Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.

                 (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Subsections (a) or (b) of this Section, as the case may be.

                 (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee for the Debt Securities of any series shall be qualified and eligible under this Article.

                 (e)  Notwithstanding replacement of the Trustee pursuant to
Section 610, the Company's obligations under Section 607 shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

SECTION 612.  Merger, Conversion, Consolidation or
                    Succession to Business.

                 Any corporation into which the Trustee or the Authenticating Agent, as the case may be, for the Debt Securities of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee or such Authenticating Agent, as the case may be, shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Trustee, shall be the successor of such Trustee or such Authenticating Agent, as the case may be, hereunder, provided such successor corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto or the Trustee, the Authenticating Agent or their respective successor corporations. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or Authenticating Agent, as the case may be, may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Debt Securities.

SECTION 613.  Preferential Collection of Claims Against Company.

                 The Trustee for any particular series of Debt Securities shall comply with Section 311(a) of the Trust Indenture Act for that particular series of Debt Securities, excluding any creditor relationship listed in
Section 311(b) of that Act. If the Trustee for any particular series of Debt Securities shall resign or be removed as Trustee for that particular series of Debt Securities, it shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

SECTION 614.  Authenticating Agents.

                 From time to time the Trustee for the Debt Securities of any series may, subject to its sole discretion, appoint one or more Authenticating Agents with respect to the Debt Securities of such series, which may include the Company or any Affiliate of the Company, with power to act on the Trustee's behalf and subject to its discretion in the authentication and delivery of Debt Securities of such series in connection with transfers and exchanges hereunder, including but not limited to those pursuant to Sections 304, 305, 306 and 1107, as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Debt Securities of such series. For all purposes of this Indenture, the authentication and delivery of Debt Securities of such series by an Authenticating Agent for such Debt Securities pursuant to this Section shall be deemed to be authentication and delivery of such Debt Securities "by the Trustee" for the Debt Securities of such series. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent for any series of Debt Securities shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                 Any Authenticating Agent for any series of Debt Securities may resign at any time by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Debt Securities may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company in the manner set forth in Section 105. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent for any series of Debt Securities shall cease to be eligible under this Section, the Trustee for such series may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall give written notice of such appointment to all Holders of Debt Securities of such series in the manner set forth in Section 106. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                 The Trustee for the Debt Securities of each series agrees to pay to any Authenticating Agent for such series from time to time reasonable compensation for its services, and such Trustee shall be entitled to be reimbursed for such payments, subject to Section 607.

                 If an appointment with respect to one or more series of Debt Securities is made pursuant to this Section, the Debt Securities of such series may have endorsed thereon, in addition to the Trustee's certification of authentication, an alternate certificate of authentication in the following form:

                 "This is one of the Debt Securities, of the series designated herein, described in the within-mentioned Indenture.


                                                 -------------------------------

                                                   By:
                                                      -----------------------
                                                      As Authenticating Agent


                                                   By:
                                                      -----------------------
                                                      Authorized Officer"


                                 ARTICLE SEVEN

                    HOLDERS' REPORTS BY TRUSTEE AND COMPANY

SECTION 701.  Preservation of Information; Company to Furnish
                    Trustee Names and Addresses of Holders.

                 The Trustee for any particular series of Debt Securities shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Debt Securities of that series. Neither the Company nor such Trustee shall be under any responsibility with regard to the accuracy of such list. With respect to each series of Debt Securities, the Company, in furnishing information regarding such Holders to such Trustee, and such Trustee, will satisfy the requirements imposed upon each of them by Section 312(a) of the Trust Indenture Act.

SECTION 702.  Communications to Holders.

                 Holders of any particular series of Debt Securities may communicate with other Holders of Debt Securities of that series with respect to their rights under this Indenture or under such series of Debt Securities pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee for any particular series of Debt Securities and any and all other Persons benefitted by this Indenture shall have the protection afforded by
Section 312(c) of the Trust Indenture Act.

SECTION 703.  Reports by Trustee.

                 Within 60 days after November 15 of each year commencing with the year following the first issuance of Debt Securities, the Trustee for the Debt Securities of each series shall transmit by mail to all Holders of the Debt Securities of such series a brief report dated as of such date that complies with Section 313(a) of the Trust Indenture Act, but only if such report is required in any year under such Section 313(a) of the Trust Indenture Act. With respect to each series of Debt

Securities, the Trustee shall also comply with Sections 313(b) and 313(c) of the Trust Indenture Act. At any time a report is mailed to the Holders of any particular series of Debt Securities, a copy of such report shall be filed with the Commission and with each securities exchange, if any, on which the Debt Securities of such series are listed. With respect to each series of Debt Securities, the Company will notify the applicable Trustee when such series of Debt Securities is listed on any securities exchange.

SECTION 704.  Reports by Company.

                 The Company shall file such annual and/or periodic reports and certificates with the Trustees for each series of Debt Securities and/or with the Commission and/or with the Holders of each series of Debt Securities as are required by the provisions of Section 314(a) of the Trust Indenture Act.


                                 ARTICLE EIGHT

                 CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 801.  Company May Consolidate, Etc., Only on Certain
                    Terms.

                 The Company shall not consolidate with or merge into any other corporation or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person unless:

                 (1) either (i) the Company shall be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company as an entirety (x) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;

                 (2) immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Company or a Subsidiary which becomes the obligation of the Company or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

                 (3) such other conditions, if any, as may be set forth in the Board Resolution establishing the Debt Securities of that particular series are met or complied with; and

                 (4) the Company has delivered to the Trustee for each series of Debt Securities an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.  Successor Corporation Substituted.

                 Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debt Securities and, in the event of any such consolidation, merger, conveyance or transfer, the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up, or liquidated.


                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent of Holders.

                 Without the consent of any Holders of Debt Securities, the Company, when authorized by a Board Resolution, and the Trustee for the Debt Securities of any or all series, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to such Trustee, for any of the following purposes:

                 (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Debt Securities contained; or

                 (2) to add to the covenants of the Company, for the benefit of the Holders of all or any particular series of Debt Securities (and, if such covenants are to be for the benefit of fewer than all series of Debt Securities, stating that such covenants are being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

                 (3) to add any additional Events of Default with respect to any or all series of Debt Securities (and, if any such Event of Default applies to fewer than all series of Debt Securities, stating each series to which such Event of Default applies); or

                 (4) to add to, change or eliminate any of the provisions of this Indenture, provided, however, that any such addition, change or elimination shall become effective only when there is no Debt Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision and as to which such supplemental indenture would apply; or

                 (5) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than Star Bank, National Association as Trustee for a series of Debt Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609; or

                 (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

                 (7) to establish the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Debt Securities, as herein set forth, and other conditions, limitations and restrictions thereafter to be observed; or

                 (8) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the satisfaction and discharge of any series of Debt Securities pursuant to Section 401; provided, however, that any such action shall not adversely affect the interests of the Holders of Debt Securities of such series or any other series of Debt Securities in any material respect; or

                 (9) to add to or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act; or

                 (10) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee for the Debt Securities of any series or to surrender any right or power herein conferred upon the Company, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Debt Securities of any particular series in any material respect.

SECTION 902.  Supplemental Indentures With Consent of Holders.

                 The Company, when authorized by a Board Resolution, and the Trustee for the Debt Securities of any or all series may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such Debt Securities under this Indenture, but only with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Debt Securities of each series of Debt Securities then Outstanding affected thereby, in each case by Act of said Holders of Debt Securities of each such series delivered to the Company and the Trustee for Debt Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security affected thereby:

                 (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon, if any, or any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discounted Debt Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change the Place of Payment, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

                 (2) reduce the percentage in principal amount of the Outstanding Debt Securities of any particular series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

                 (3) modify any of the provisions of this Section or Section 513 or 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Debt Security with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1008, or the deletion of this proviso, in accordance with the requirements of Sections 609, 611(b), 901(6) and 901(7).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

                 It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.  Execution of Supplemental Indentures.

                 In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee for any series of Debt Securities shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee for any series of Debt Securities may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee's own rights, liabilities, duties or immunities under this Indenture or otherwise.

SECTION 904.  Effect of Supplemental Indentures.

                 Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.  Conformity With Trust Indenture Act.

                 Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.  Reference in Debt Securities to Supplemental
                          Indentures.

                 Debt Securities of any particular series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee for the Debt Securities of such series, bear a notation in form approved by such Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities of any series so modified as to conform, in the opinion of the Trustee for the Debt Securities of such series and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by such Trustee in exchange for Outstanding Debt Securities of such series.


                                  ARTICLE TEN

                                   COVENANTS

SECTION 1001.  Payment of Principal (and Premium, if any) and
                           Interest, if any.

                 The Company agrees, for the benefit of each particular series of Debt Securities, that it will duly and punctually pay (except as otherwise specified pursuant to Section 301 for the Debt Securities of such series) the principal of (and premium, if any) and interest, if any, on that series of Debt Securities in accordance with the terms of the Debt Securities of such series and this Indenture.

SECTION 1002.  Maintenance of Office or Agency.

                 The Company will maintain in each Place of Payment for a series of Debt Securities an office or agency where Debt Securities of that series may be presented or surrendered for payment, where Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company with respect to the Debt Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee for the Debt Securities of that series of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Debt Securities or shall fail to furnish the Trustee for the Debt Securities of that series with the address thereof, such presentations (to the extent permitted by law) and surrenders of Debt Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of such Trustee, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

                 The Company may also from time to time designate one or more other offices or agencies (in or outside the Place of Payment) where the Debt Securities of one or more series may be presented or surrendered for any or all of the purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purpose. The Company will give prompt written notice to the Trustee for the Debt Securities of each series so affected of any such designation or rescission and of any change in the location of any such office or agency.

SECTION 1003.  Money for Debt Securities Payments to Be Held in
                           Trust.

                 If the Company shall at any time act as its own Paying Agent with respect to any particular series of Debt Securities, it will, on or not more than one Business Day before each due date of the principal of (and premium, if any) or interest, if any, on any of the Debt Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum (except as otherwise specified pursuant to Section 301 for the Debt Securities of such series) sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee for the Debt Securities of such series of its action or failure so to act.

                 Whenever the Company shall have one or more Paying Agents for any particular series of Debt Securities, it will, prior to each due date of the principal of (and premium, if any) or interest, if any, on any such Debt Securities, deposit with a Paying Agent for the Debt Securities of such series a sum sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee for the Debt Securities of such series) the Company will promptly notify such Trustee of its action or failure so to act.

                 The Company will cause each Paying Agent for any particular series of Debt Securities other than the Trustee for the Debt Securities of such series to execute and deliver to such Trustee an instrument in which such Paying Agent shall agree with such Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Debt Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (2) give such Trustee notice of any default by the Company in the making of any payment of principal (or premium, if any) and interest, if any, on Debt Securities of that series;

                 (3) at any time during the continuation of any such default, upon the written request of such Trustee, forthwith pay to such Trustee all sums so held in trust by such Paying Agent; and

                 (4) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee for the Debt Securities of any series all sums held in trust by the Company or such Paying Agent, such sums to be held by such Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to such Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee for the Debt Securities of any series or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) and interest, if any, on any Debt Security of any particular series and remaining unclaimed for two years after such principal (and premium, if any) and interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, abandoned or unclaimed property law, be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trusts; and the Holder of such Debt Security shall, thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of such Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that such Trustee or such Paying Agent, before being required to make any such repayment may mail written notice to each such Holder of such Debt Security in the manner set forth in
Section 106, or may, in its discretion, in the name and at the expense of the Company, cause to be published at least once in a newspaper published in the English language customarily on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice, that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, abandoned or unclaimed property law, be repaid to the Company.

SECTION 1004.  Payment of Taxes and Other Claims.

                 The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1005.  Maintenance of Properties.

                 The Company shall cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

SECTION 1006.  Statements as to Compliance.

                 (a) The Company shall deliver to the Trustee for each series of Debt Securities, within 120 days after the end of each fiscal year, a written statement signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President and by the Treasurer, a Deputy Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of the Company, stating, as to each signer thereof, that:

                 (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision; and

                 (2) to the best of his knowledge, based on such review, the Company is not in default in the fulfillment of any of its obligations under this Indenture with respect to the Debt Securities of such series, or specifying each such default known to him and the nature and status thereof.

                 For purposes of this Subsection, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

                 (b) When any event has occurred and is continuing which is, or after the giving of notice or lapse of time or both would become, an Event of Default, or if the Trustee or any Holder of Debt Securities of any series or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $10,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

SECTION 1007.  Corporate Existence.

                 Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.

SECTION 1008.  Waiver of Certain Covenants.

                 The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1004 to 1007, inclusive, or set forth in any Board Resolution establishing the Debt Securities of a series, if before or after the time for such compliance the Holders of more than 50% in principal amount of the Outstanding Debt Securities of each series of Debt Securities affected by the omission shall, in each case by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee for the Debt Securities of each series with respect to any such covenant or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                         REDEMPTION OF DEBT SECURITIES

SECTION 1101.  Applicability of This Article.

                 Redemption of Debt Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Debt Security issued pursuant to this Indenture shall be made in accordance with such form of Debt Security and this Article; provided, however, that if any provision of any such form of Debt Security shall conflict with any provision of this Article, the provision of such form of Debt Security shall govern.


SECTION 1102.  Election to Redeem; Notice to Trustee.

                 The election of the Company to redeem any Debt Securities of any series shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debt Securities of any particular series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee for the Debt Securities of such series) notify such Trustee by Company Request of such Redemption Date and of the principal amount of Debt Securities of that series to be redeemed and shall deliver to such Trustee such documentation and records as shall enable such Trustee to select the Debt Securities to be redeemed pursuant to Section 1103. In the case of any redemption of Debt Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture, the Company shall furnish the Trustee for Debt Securities of such series with an Officers' Certificate evidencing compliance with such restriction.

SECTION 1103.  Selection by Trustee of Debt Securities to
                           Be Redeemed.

                 If less than all the Debt Securities are to be redeemed, the Company may select the series to be redeemed, and if less than all the Debt Securities of any series are to be redeemed, the particular Debt Securities of that series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee for the Debt Securities of such series, from the Outstanding Debt Securities of that series not previously called for redemption, by such method as such Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debt Securities of that series, or any integral multiple thereof) of the principal amount of Debt Securities of that series of a denomination larger than the minimum authorized denomination for Debt Securities of that series pursuant to
Section 302.

                 The Trustee for the Debt Securities of any series to be redeemed shall promptly notify the Company in writing of the Debt Securities of such series selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Securities which has been or is to be redeemed.

SECTION 1104.  Notice of Redemption.

                 Notice of redemption shall be given in the manner provided in
Section 106 not later than the thirtieth day and not earlier than the sixtieth day prior to the Redemption Date, to each Holder of Debt Securities to be redeemed.

                 All notices of redemption shall state:

                 (1)  the Redemption Date,

                 (2)  the Redemption Price,

                 (3) if less than all Outstanding Debt Securities of a particular series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Debt Securities to be redeemed,

                 (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Debt Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date,

                 (5) the place or places where such Debt Securities, are to be surrendered for payment of the Redemption Price, and

                 (6) that the redemption is for a sinking fund, if such is the case.

                 Notice of redemption of Debt Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee for such Debt Securities in the name and at the expense of the Company.

SECTION 1105.  Deposit of Redemption Price.

                 Prior to the opening of business on any Redemption Date, the Company shall deposit with the Trustee for the Debt Securities to be redeemed or with a Paying Agent for such Debt Securities (or, if the Company is acting as its own Paying Agent for such Debt Securities, segregate and hold in trust as provided in Section 1003) an amount of money (except as otherwise specified pursuant to Section 301 for the Debt Securities of such Series) sufficient to pay the principal amount of (and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Debt Securities which are to be redeemed on that date.

SECTION 1106.  Debt Securities Payable on Redemption Date.

                 Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (except as otherwise provided pursuant to Section 301 for the Debt Securities of such series) and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Debt Securities shall cease to bear interest. Upon surrender of such Debt Security for redemption in accordance with said notice, such Debt Security or specified portions thereof shall be paid by the Company at the Redemption Price; provided, however, that unless otherwise specified as contemplated by Section 301, installments of interest on Debt Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debt Securities, or one or more Predecessor Debt Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

                 If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Debt Security (or, in the case of Discounted Debt Securities, the Debt Security's Yield to Maturity).

SECTION 1107.  Debt Securities Redeemed in Part.

                 Any Debt Security which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee for such Debt Security so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar for such Debt Security duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and such Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities, of any authorized denomination as requested by such Holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered.


                                 ARTICLE TWELVE

                                 SINKING FUNDS

SECTION 1201.  Applicability of This Article.

                 Redemption of Debt Securities through operation of a sinking fund as permitted or required by any form of Debt Security issued pursuant to this Indenture shall be made in accordance with such form of Debt Security and this Article; provided, however, that if any provision of any such form of Debt Security shall conflict with any provision of this Article, the provision of such form of Debt Security shall govern.

                 The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any particular series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any particular series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Debt Securities of any particular series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Debt Securities of any particular series as provided for by the terms of Debt Securities of that series.

SECTION 1202.  Satisfaction of Sinking Fund Payments With
                           Debt Securities.

                 The Company (1) may deliver Outstanding Debt Securities of a series (other than any previously called for redemption), and (2) may apply as a credit Debt Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Debt Securities of such series required to be made pursuant to the terms of such Debt Securities as provided for by the terms of such series; provided, however, that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee for such Debt Securities at the principal amount thereof and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203.  Redemption of Debt Securities for Sinking Fund.

                 Not less than 60 days prior to each sinking fund payment date for any particular series of Debt Securities, the Company will deliver to the Trustee for the Debt Securities of such series an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash (except as otherwise specified pursuant to Section 301 for the Debt Securities of that series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of that series pursuant to Section 1202 and shall state the basis for such credit and that such Debt Securities have not previously been so credited and will also deliver to such Trustee any Debt Securities to be so delivered. Such Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Sections 1105, 1106 and 1107.


                                ARTICLE THIRTEEN

                          SUBORDINATION OF SECURITIES

SECTION 1301.  Securities Subordinate to Senior Indebtedness.

                 (a) The Company covenants and agrees, and each Holder of a Debt Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Debt Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Debt Securities are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full of all Senior Indebtedness.

                 (b) The Debt Securities are not senior in right of payment to the Subordinated Debentures.

SECTION 1302.  Payment Over of Proceeds Upon Dissolution, etc.

                 In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event:

                          (1) the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due on or in respect of all Senior Indebtedness, or provision shall be made for such payment satisfactory to the Holders of Senior Indebtedness, before the Holders of the Debt Securities are entitled to receive any payment or distribution of any kind or character (excluding securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Debt Securities are so subordinated as provided in this Article; such securities are hereinafter collectively referred to as "Permitted Junior Securities") on account of principal of (or premium, if any) or interest on the Debt Securities; and

                          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of Senior Indebtedness held or represented by each, to the extent necessary to make payments in full cash equivalents satisfactory to the Holders of Senior Indebtedness or in cash, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                          (3) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Debt Security shall have received any payment or distribution (excluding Permitted Junior Securities) of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal (and premium, if any) and interest on the Debt Securities before all Senior Indebtedness is paid in full or payment thereof provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the Holders of Senior Indebtedness.

                 The consolidation of the Company with, or the merger of the Company into, another person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this
Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight.

SECTION 1303.    Suspension of Payment when Senior Indebtedness in
Default.

                 (a) Unless Section 1302 shall be applicable, upon (1) the occurrence of a Payment Default and (2) receipt by the Trustee of written notice of such occurrence, then no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of principal of (or premium, if any) or interest on the Debt Securities or on account of the purchase or redemption or other acquisition of Debt Securities unless and until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Senior Indebtedness shall have been discharged, after which the Company shall resume making any and all required payments in respect of the Debt Securities, including any missed payments.

                 (b) Unless Section 1302 shall be applicable, upon (1) the occurrence of a Non-payment Default and (2) receipt by the Trustee of written notice of such occurrence, then no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of any principal of (or premium, if any) or interest on the Debt Securities or on account of the purchase or redemption or other acquisition of Debt Securities for a period ("Payment Blockage Period") commencing on the earlier of the date of receipt by the Company or the Trustee of such notice from the holders of Senior Indebtedness, or any other representative of a holder of Senior Indebtedness unless and until (subject to any blockage of payment that may then be in effect under subsection (a) of this Section) the earlier of (x) more than 120 days shall have elapsed since receipt of such written notice by the Company or the Trustee, whichever was earlier,
(y) such Non-payment Default shall have been cured or waived in writing or shall have ceased to exist or such Senior Indebtedness shall have been discharged or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the holders of the Senior Indebtedness or any representative of the holders of the Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clause
(x), (y) or (z), the Company shall promptly resume making any and all required payments in respect of the Debt Securities, including any missed payments. Notwithstanding any other provision of this Agreement, in no event shall a Payment Blockage Period extend beyond 120 days from the date of the receipt by the Trustee of the notice referred to in clause (ii) hereof (the "Initial Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Period; provided, however, that no such additional period shall extend beyond the Initial Period. After the expiration of the Initial Period, no Payment Blockage Period may be commenced until at least 270 consecutive days have elapsed from the last day of the Initial Period. No Non-payment Default with respect to Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period whether or not within a period of 270 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                 (c) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Debt Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the Company.

SECTION 1304.    Subrogation to Rights of Holders of Senior Indebtedness.

                 Subject to the payment in full of all Senior Indebtedness, the Holders of the Debt Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debt Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Debt Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Debt Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Debt Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 1305.    Provisions Solely to Define Relative Rights.

                 The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Debt Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Debt Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Debt Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debt Securities the principal of (and premium, if any) and interest on the Debt Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Debt Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Debt Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in
Section 1302, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 1303, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 1303(c).

SECTION 1306.  Trustee to Effectuate Subordination.

                 Each Holder of a Debt Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

SECTION 1307.  No Waiver of Subordination Provisions.

                 (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at anytime in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants or this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                 (b) Without limiting the generality of Subsection (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debt Securities, without incurring responsibility to the Holders of the Debt Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Debt Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 1308.  Notice to Trustee.

                 (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debt Securities.
Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Debt Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Debt Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

                 (b) Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor), provided, however, that failure to give such notice to tie Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1309.    Reliance on Judicial Order or Certificate of Liquidation
Agent.

                 Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Debt Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Debt Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable therein, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Thirteen.

SECTION 1310. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

                 The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

SECTION 1311.  Article Applicable to Paving Agents.

                 In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that this Section 1311 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 1312.  No Suspension of Remedies.

                 Nothing contained in this Article shall limit the right of the Trustee or the Holders of Debt Securities to take any action to accelerate the maturity of the Debt Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Thirteen of the holders, from time to time, of Senior Indebtedness.

SECTION 1313.  Trustee's Relation to Senior Indebtedness.

                 With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

                                     * * *

                          This instrument may be executed in any number of
counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                          IN WITNESS WHEREOF, the parties hereto have caused
this Indenture dated as of ___________, 199_ to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the ____ day of ________, 199_.


                                             CHIQUITA BRANDS INTERNATIONAL, INC.
[SEAL]

                                             By
                                                --------------------------------
                                                               Title:


Attest:



                                             STAR BANK, NATIONAL ASSOCIATION
                                                        Trustee

[SEAL]
                                             By
                                                --------------------------------
                                                               Title:


Attest:

STATE OF OHIO             )
                          )  ss.:
COUNTY OF HAMILTON        )



                 On the ___ day of ________, 199_, before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________, _________________; that he is an
________________________ of CHIQUITA BRANDS INTERNATIONAL, INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              -------------------------
                                              Notary Public
                                              Commission Expires _____________





[SEAL]

STATE OF OHIO             )
                          )  ss.:
COUNTY OF HAMILTON        )




                 On the ___ day of ________, 199_, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he resides at ______________, __________, ____, that he is a
____________________ of STAR BANK, NATIONAL ASSOCIATION, one of the corporations described in and which executed the above instrument, that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                               -------------------------
                                               Notary Public,
                                               Commission Expires _____________





[SEAL]